                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have  issued  our  report  dated  May 3,  2007,  accompanying  the  financial statements of SP Acquisition  Holdings,  Inc. (a corporation in the  development stage) contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned  report in the Registration  Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Edison, New Jersey
June 27, 2007